Exhibit 1
                                                                       ---------

                                                                  CONFORMED COPY




                      AGREEMENT AMONG CERTAIN STOCKHOLDERS
                       OF SOUTHERN PERU COPPER CORPORATION


                  THIS AGREEMENT AMONG CERTAIN STOCKHOLDERS OF SOUTHERN PERU COPPER CORPORATION dated as of January 2, 1996 (the "Agreement"), is entered into by and among Southern Peru Copper Corporation (the "Corporation"), Southern Peru Limited, ASARCO Incorporated, Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation.

                                    RECITALS

                  WHEREAS, the Corporation, in a proposed reorganization to be effected in connection with the Exchange Offer (as defined below), will become the holding company of Southern Peru Limited, a Delaware corporation formerly known as Southern Peru Copper Corporation ("SP Limited");

                  WHEREAS, the Corporation proposes to offer its common stock, par value one cent ($0.01) per share (the "Common Stock"), for any and all outstanding labor shares (the "Labor Shares") of the branch (the "Branch") of SP Limited pursuant to a registered exchange offer (the "Exchange Offer") on the terms and subject to the conditions described in the prospectus (the "Prospectus") included in the Corporation's Registration Statement on Form S-4, File No. 33-97790, filed with the Securities and Exchange Commission on October 4, 1995, as such Prospectus may be supplemented or amended;

                  WHEREAS, the Corporation, in connection with the consummation of the Exchange Offer, proposes to amend and restate its Certificate of Incorporation (as amended and restated in the manner set forth by Exhibits A-1, A-2 and B hereto, the "Restated Certificate") to provide, among other things, for 100,000,000 shares of authorized capital stock, par value one cent ($0.01) per share, initially designated as (i) 68,750,833 shares of Class A Common Stock, par value one cent ($0.01) per share (the "Class A Common Stock") and
(ii) 31,249,167 shares of Common Stock (the Common Stock together with the Class A Common Stock, the "Common Shares");

                  WHEREAS, pursuant to the Restated Certificate, the Founding Stockholders and their Affiliates (as such terms are defined below) will hold all the issued and outstanding shares of Class A Common Stock and, pursuant to the Restated Certificate, any transfer of shares of Class A Common Stock to (or ownership by) persons other than Founding Stockholders or their Affiliates will result in an automatic conversion of the transferred shares into Common Stock;

                  WHEREAS, pursuant to the Restated Certificate and the By-Laws of the Corporation (as adopted in the form attached hereto as Exhibit C, the "By-Laws"), the holders of Class A Common Stock, voting as a class, shall be entitled to elect thirteen members of the Board of Directors of the Corporation, one of whom shall be the President of the Corporation;

                  WHEREAS, (i) the parties hereto desire to provide for certain rights and obligations relating to the designation for nomination and removal of Directors and the filling of vacancies on the Board of Directors and (ii) the Founding Stockholders desire to provide for the governance of their (and their Affiliates) continuing relations as holders of the Class A Common Stock of the Corporation;

                  WHEREAS, in connection with the adoption of the Restated Certificate, the parties hereto desire to terminate certain existing agreements among themselves as holders of SP Limited's outstanding common stock;

                  NOW, THEREFORE, the parties hereto agree as follows:


                             I. CERTAIN DEFINITIONS

                  "Affiliate" of a Person shall mean any Person (other than the Corporation) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For the purposes of the above definition, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of more than 50% of the then outstanding voting stock entitled to elect directors of such Person. "Person" shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, unincorporated organization or government or any department or agency thereof.

                  "Founding Stockholder" shall mean each of ASARCO Incorporated, Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation and their respective successors and assigns qualifying pursuant to Section 4.3 hereof; provided that each of Cerro Trading Company, Inc. and Phelps Dodge Overseas Capital Corporation shall remain a Founding Stockholder for purposes hereof only for such time as it would also qualify as an Affiliate of The Marmon Corporation or Marmon Holdings, Inc. or Phelps Dodge Corporation, or their respective successors, as the case may be.

                  "1955 Stockholders' Agreement" means the Agreement dated September 30, 1955 between American Smelting and Refining Company, Cerro de Pasco Corporation, Newmont Mining Corporation, Phelps Dodge Corporation and Southern Peru Copper Corporation (now known as SP Limited), and their respective successors, as amended and as in effect as of the date hereof as to all parties except Newmont Mining Corporation and its successors.


                 II. DIRECTOR DESIGNATION AND VOTING AGREEMENTS

                  2.1 Board of Directors. The Founding Stockholders hereby agree and agree to take all necessary action in order that:

                  (a) The Board of Directors of the Corporation shall consist of fifteen persons, one of whom shall be the President of the Corporation.

                  (b) The holders of Class A Common Stock, voting as a class, shall be entitled to elect thirteen Directors, one of whom shall be the President of the Corporation.

                  (c) Each Founding Stockholder will have the right to nominate that number of twelve Directors which is in proportion to the percentage of Class A Common Stock then owned by it (or its Affiliates) out of the aggregate Class A Common Stock then owned by all holders of Class A Common Stock (without any minimum required number of shares), rounded to the nearest whole number (with 0.5 being rounded up). In the event that the foregoing rounding procedure would permit the Founding Stockholders as a group to nominate (i) more than twelve Directors, then the Founding Stockholder whose fractional interest in a number shall represent the smallest fraction of a whole number that was rounded up shall not be entitled to nominate a Director with respect to that fractional interest or (ii) less than twelve Directors, then the Founding Stockholder whose fractional interest in a number shall represent the largest fraction of a whole number that was rounded down shall be entitled to nominate a Director with respect to that fractional interest. In the event the procedure described in the immediately preceding sentence would not result in twelve Directors being nominated by the Founding Stockholders as a group, the procedure described in the foregoing sentence shall be repeated among the Founding Stockholders not affected by the previous application of such procedure, as may be necessary to achieve the required result.

                  (d) The Founding Stockholders will nominate the President of the Corporation then holding such office for election to the Board of Directors.

                  (e) At all meetings of the Board of Directors, the presence of eight Directors shall be necessary to constitute a quorum for the transaction of business and the affirmative vote of a majority of the Directors present at a meeting at which a quorum of Directors is present shall be necessary for the adoption of any resolution or the taking of any action.

                  2.2 Agreement to Vote for Directors. The Founding Stockholders agree to vote all shares of Class A Common Stock now or hereafter owned by them, or that they have the right to vote (the "Voting Shares"), at any regular or special meeting of stockholders of the Corporation, or in lieu of any such meeting, to give their written consent, to the election or removal of Directors of the Corporation so as to elect Directors in accordance with the provisions of
Section 2.1. The Founding Stockholders agree to vote their Voting Shares for the removal (including removal without cause) of any Director (and for the replacement of such Director pursuant to Section 2.1(c)) upon receipt of written instructions requesting such action from a Founding Stockholder entitled to designate such Director; provided that a replacement Director shall have been concurrently designated by such Founding Stockholder entitled to designate the replacement Director and such replacement Director shall be elected to the Board of Directors concurrently with the vote for removal of the Director proposed to be replaced.

                  2.3 Specification of Designees. In order to maintain representation on the Board of Directors in proportion to the rights of the respective Founding Stockholders to elect Directors as set forth under Section 2.1(c) (as such proportions may change from time to time as a result of transfer or conversion of Class A Common Stock or otherwise), the Corporation agrees to take all action necessary from time to time to call a meeting of stockholders or solicit written consents for the purpose of the election or removal of Directors. The Secretary of the Corporation shall deliver written notice of any such proposed corporate or stockholder action for the election or removal of Directors to the Founding Stockholders not later than fifteen (15) days prior to the date on which nominations or designees to the Board of Directors will be required to be received by the Corporation. Within ten (10) days of the receipt of any such notice from the Corporation, the Founding Stockholders shall notify the Corporation of the identity of their respective Board designees. The foregoing time periods may be shortened upon receipt of a written waiver from all Founding Stockholders, provided that the Corporation and the Founding Stockholders shall have been notified of the identity of all proposed Board designees.

                  2.4 Agreement of Founding Stockholders to Vote. The Founding Stockholders agree to vote all of their Voting Shares for the election or removal of Directors in accordance with the provisions of Sections 2.1, 2.2 and
2.3 at any regular or special meeting of stockholders of the Corporation, or in lieu of any such meeting, to give their written consent when requested by the Secretary of the Corporation to any such election or removal. In advance of any such meeting or any solicitation of such written consent, the Secretary of the Corporation shall give uniform instructions (identifying any Directors proposed to be elected or removed) to each Founding Stockholder and requesting it to vote its Voting Shares so as to accomplish the purposes of Sections 2.1, 2.2 and 2.3. To the extent any Founding Stockholder fails to so cast a vote or so provide its consent with respect to any of its Voting Shares, such Founding Stockholder hereby irrevocably appoints the Secretary of the Corporation the proxy of such Founding Stockholder, with full power of substitution, to vote in accordance with this Agreement all of the Voting Shares that the undersigned Founding Stockholder shall be entitled to vote. Each such proxy shall be considered coupled with an interest and is given by each Founding Stockholder in consideration of the proxies and the other covenants of the other Founding Stockholders set forth herein.

                  2.5 Shares Legend. Certificates representing Class A Common Stock shall bear the following legend until termination of this Agreement:

         "THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO PROVISIONS CONTAINED IN THE AGREEMENT AMONG CERTAIN STOCKHOLDERS OF SOUTHERN PERU COPPER CORPORATION DATED AS OF JANUARY 2, 1996, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF SOUTHERN PERU COPPER CORPORATION."


                III. TERMINATION OF 1955 STOCKHOLDERS' AGREEMENT


                  3.1 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the 1955 Stockholders' Agreement shall be terminated and none of the provisions of such agreement shall have any further force or effect.

                                IV. MISCELLANEOUS

                  4.1 Effective Date. This Agreement shall become effective upon the effectiveness of the exchange by the Founding Stockholders of shares of Common Stock of SP Limited for shares of Class A Common Stock of the Corporation.

                  4.2  Termination.  (a) This Agreement  shall  terminate  (and,
pursuant  to  the  Restated   Certificate,   the  Class  A  Common  Stock  shall
automatically be converted into Common Stock) if at any time the number of shares of Class A Common Stock owned by the Founding Stockholders and their Affiliates (in the aggregate) shall not represent at least 35% of the outstanding Common Shares.

                  (b) In addition, the rights and obligations of any Founding Stockholder under this Agreement shall terminate in the event such Founding Stockholder (including any of its Affiliates to which it has assigned rights or obligations hereunder) ceases to own shares of Class A Common Stock.

                  4.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that (i) the Corporation may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Founding Stockholders and (ii) each Founding Stockholder may assign or transfer its rights or obligations hereunder only to its Affiliates, for such period as such Founding Stockholder remains a Founding Stockholder hereunder and such Affiliates remain Affiliates of such Founding Stockholder, and only if such Affiliates agree in writing to be bound by the terms hereof. Any transferee or subsequent transferee of all of the shares of Class A Common Stock now held by Cerro Trading Company, Inc. which acquires such shares in compliance with the preceding sentence shall be deemed to be a Founding Stockholder hereunder, and this Agreement shall not be affected by any change in the ownership of the stock or assets of Cerro Trading Company, Inc. or any subsequent transferor of such Class A Common shares after it no longer owns such shares of Class A Common Stock.

                  4.4 Improper Transfer. Any attempt to sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any shares of Class A Common Stock not in compliance with this Agreement shall be null and void and neither the Corporation nor any transfer agent shall give any effect in the Corporation's stock records to such attempted sale, assignment, transfer, grant or sale of a participation, pledge or other disposition.

                  4.5 Amendments. Any provision of this Agreement may be amended and the observance thereof may be waived with the prior written consent of the Founding Stockholders.

                  4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.8 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) five (5) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or (ii) if sent by telecopier, when sent and an appropriate electronic message confirming receipt by the addressee has been received, in each case, addressed to the party to be notified at the address or telecopier number indicated for such party on the signature page hereof, or at such other address or telecopier number as such party may hereafter designate by advance written notice to the other parties, except that any communication with respect to a change of address shall be deemed to be given when received by the party to whom such communication is addressed.

                  4.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  4.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior agreements and understandings of the parties.

                  4.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SOUTHERN PERU COPPER                   SOUTHERN PERU LIMITED
  CORPORATION                          (formerly Southern Peru Copper
                                       Corporation)


By /s/ Charles G. Preble               By /s/ Charles G. Preble
   ---------------------------            ------------------------------
  Name:  Charles G. Preble               Name:  Charles G. Preble
  Title: President                       Title: President

180 Maiden Lane                        180 Maiden Lane
New York, New York 10038               New York, New York 10038
Telecopier Number:                     Telecopier Number:
(212) 510-1908                         (212) 510-1908


ASARCO INCORPORATED                    PHELPS DODGE OVERSEAS
                                         CAPITAL CORPORATION


By /s/ Richard de J. Osborne           By /s/ J. Steven Whisler
   ---------------------------            ------------------------------
  Name:  Richard de J. Osborne           Name:  J. Steven Whisler
  Title: Chairman                        Title: President

180 Maiden Lane                        2600 North Central Avenue
New York, New York 10038               Phoenix, Arizona 85004
Telecopier Number:                     Telecopier Number:
(212) 510-1908                         (602) 234-8050


CERRO TRADING COMPANY, INC.



By /s/ Robert A. Pritzker
   ---------------------------
  Name: Robert A. Pritzker
  Title:          President

225 West Washington Street
Suite 1900
Chicago, Illinois  60606
Telecopier Number:
(312) 372-9586

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement for the limited purpose of terminating the 1955 Stockholders' Agreement pursuant to Section 3.1 hereof as of the date of the effectiveness of this Agreement.

THE MARMON CORPORATION                 CERRO COAL TRADING COMPANY



By  /s/ Robert A. Pritzker             By  /s/ Robert A. Pritzker
    --------------------------             -------------------------------
   Name:  Robert A. Pritzker             Name:  Robert A. Pritzker
  Title: President & CEO                 Title: Presdident

25 West Washington Street,                      25 West Washington Street,
19th Floor                                      19th Floor
Chicago, IL  60606                     Chicago, IL  60606
Telecopier Number:                     Telecopier Number:
(312) 372-9586                         (312) 372-9586

                                       PHELPS DODGE CORPORATION



                                       By  /s/ J. Steven Whisler
                                           -------------------------------
                                         Name:  J. Steven Whisler
                                         Title: Senior Vice
                                                         President

                                       2600 North Central Avenue
                                       Phoenix, AZ 85004
                                       Telecopier Number:
                                       (602) 234-8050

                                                                      Schedule A


                        Ownership of Class A Common Stock


                  The following table sets forth information regarding ownership of Class A Common Stock as of the date hereof. Pursuant to the terms of the Corporation's Restated Certificate, in connection with any sale of shares of Class A Common Stock to persons other than Founding Stockholders or their Affiliates, transferred shares shall be automatically converted into shares of Common Stock.



================================================================================
                                 Shares of        Percentage of   Percentage of
                                  Class A           Class A        Outstanding
 Name of Stockholder            Common Stock       Common Stock   Common Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ASARCO Incorporated              43,348,949           63.0%           54.1%
--------------------------------------------------------------------------------
Cerro Trading Company, Inc.      14,228,088           20.7            17.8
--------------------------------------------------------------------------------
Phelps Dodge Overseas
  Capital Corporation            11,173,796           16.3            13.9
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 ----------          ------           -----

     Total                       68,750,833          100.0%           85.8%
--------------------------------------------------------------------------------

================================================================================